SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER, dated as of June 25, 2008 (this “Amendment”), is entered into by and among LCC INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (the “Guarantors” and, collectively with the Borrower, the “Loan Parties”), the Lenders identified on the signature pages hereto (the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below) as amended hereby.

RECITALS

A. The Loan Parties, the Lenders and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of May 29, 2007 (as amended by that certain First Amendment to Amended and Restated Credit Agreement and Waiver dated as of November 30, 2007 and as further amended and otherwise modified from time to time, the “Credit Agreement”).

B. Certain Events of Default have occurred as a result of the Borrower’s failure to comply with (i) Section 7.01(b) of the Credit Agreement with respect to the fiscal quarter ended March 31, 2008 within the time period required by such section, (ii) Section 8.11(a) of the Credit Agreement with respect to the applicable periods ended March 31, 2008, April 30, 2008 and May 31, 2008, (iii) Section 8.11(b) of the Credit Agreement with respect to the fiscal quarter ended March 31, 2008 and (iv) Section 8.16 of the Credit Agreement with respect to the fiscal quarter ended March 31, 2008 (the “Existing Events of Default”).

C. The Loan Parties have requested that the Administrative Agent and the Lenders (i) waive the Existing Events of Default and (ii) modify certain provisions of the Credit Agreement.

D. The Administrative Agent and the Lenders have agreed to do so, but only pursuant to the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Estoppel, Acknowledgement and Reaffirmation. Immediately prior to giving effect to this Amendment, the aggregate outstanding principal amount of (a) the Revolving Loans was $21,951,000 and (b) the Term Loan was $1,650,000, each of which amounts constitute a valid and subsisting obligation of the Loan Parties to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. After giving effect to this Amendment, the aggregate outstanding principal amount of (i) the Revolving Loans shall be $21,951,000 and (ii) the Term Loan shall be $2,300,000. The Loan Parties hereby acknowledge their obligations under the respective Loan Documents to which they are party, reaffirm that each of the liens and security interests created and granted in or pursuant to the Collateral Documents is valid and subsisting and agree that this Amendment shall in no manner impair or otherwise adversely effect such obligations, liens or security interests, except as explicitly set forth herein.

2. Waiver. The Lenders and the Administrative Agent hereby waive the Existing Events of Default; provided that the foregoing waiver shall not be deemed to modify or affect the obligations of the Loan Parties to comply with each and every other obligation under the Credit Agreement and the other Loan Documents from and after the date hereof. This waiver is a one-time waiver and shall not be construed to be a waiver of any other Default or Event of Default that may currently exist or occur hereafter.

3. Amendments to Credit Agreement.

(a) The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

"Aggregate Term Loan Commitments” means the Term Loan Commitments of all the Lenders. The amount of the Aggregate Term Loan Commitments in effect as of June 26, 2008 is TWO MILLION THREE HUNDRED THOUSAND DOLLARS ($2,300,000).

"Term Loan Commitment” means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01 (which obligation shall be deemed satisfied by (i) the conversion of Revolving Loans in an amount equal to $6,500,000 to a Term Loan pursuant to the First Amendment, (ii) payments and prepayments made by the Borrower on the Term Loan in an aggregate amount equal to $4,850,000 and (iii) the making of a Term Loan to the Borrower in an amount equal to $650,000 pursuant to the Second Amendment), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

(b) The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

"Second Amendment” means that certain Second Amendment to Amended and Restated Credit Agreement and Waiver, dated as of June 25, 2008, by and among the Administrative Agent, the Lenders and the Loan Parties.

(c) Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Term Loan. As of June 25, 2008, the Lenders shall be deemed to have made a term loan to the Borrower (the “Term Loan”) in the amount of $2,250,000 in respect of (i) $6,500,000 of Revolving Loans that have been converted to a Term Loan in connection with the First Amendment, (ii) payments and prepayments made by the Borrower on the Term Loan in an aggregate amount equal to $4,850,000 and (iii) an additional Term Loan made to the Borrower in the amount of $650,000 in connection with the Second Amendment. Amounts repaid on the Term Loan may not be reborrowed. The Term Loan may be Base Rate Loans, Eurodollar Rate Loans or Eurodollar Daily Floating Rate Loans, as further provided herein.

(d) Section 2.05(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) The Borrower shall repay the principal balance of the Term Loan by making a payment on each date set forth below in the respective amount set forth in the table below (each such payment, a “Scheduled Principal Payment”):

Date	Payment Amount

September 1, 2008	$1,650,000

December 1, 2008	$650,000

Maturity Date	Remaining balance (if any)

(e) Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Schedule 2.01

Commitments and Applicable Percentages

	Revolving	Term Loan
Lender	Commitment	Commitment	Pro Rata Shares
Bank of America, N.A.	$21,951,000	$2,300,000	100.000000000%

TOTAL	$21,951,000	$2,300,000	100.000000000%

4. Amendment Fee. In consideration of the Lenders’ willingness to enter into this Amendment, the Loan Parties shall be obligated to pay to the Administrative Agent (for the ratable benefit of the Lenders) an amendment fee of $50,000 (the “Second Amendment Fee”) which fee shall be fully earned, non-refundable, due and payable as of the date hereof.

5. Financial Consultant. Counsel to the Administrative Agent has retained a financial consultant (the “Financial Consultant”) to advise counsel to the Administrative Agent with regard to the operations and financial performance of the Loan Parties. The Loan Parties shall (a) execute an engagement letter, in form and substance satisfactory to the Administrative Agent (the "Financial Consultant Engagement Letter”), with the Financial Consultant, the Administrative Agent and counsel to the Administrative Agent as a condition to the effectiveness of this Amendment, (b) cooperate fully with the Financial Consultant, which cooperation shall include, but shall not be limited to, allowing the Financial Consultant (i) full access to observe the Loan Parties’ respective operations, (ii) the opportunity to inspect the Loan Parties’ respective financial records and projections and (iii) the opportunity to inspect and review the Lenders’ Collateral by performing customary field audits and (c) upon demand, reimburse counsel to the Administrative Agent for the reasonable fees and expenses of the Financial Consultant.

6. Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof upon satisfaction of the following conditions in form and substance satisfactory to the Administrative Agent:

(a) The Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Loan Parties, the Administrative Agent and each of the Lenders.

(b) The Administrative Agent shall have received the Second Amendment Fee.

(c) The Administrative Agent shall have received counterparts of the Financial Consultant Engagement Letter, duly executed by the Loan Parties, the Administrative Agent, counsel to the Administrative Agent and the Financial Consultant.

(d) The Administrative Agent shall have been reimbursed by the Loan Parties for all fees and expenses (including, without limitation, reasonable attorneys fees) owed by the Loan Parties to the Administrative Agent and billed as of the date hereof.

7. Representations of the Loan Parties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment and any other documents delivered by it in connection herewith.

(b) This Amendment and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The execution and delivery of this Amendment or any other document delivered by it in connection herewith does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.

(e) After giving effect to this Amendment, (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default (other than the Existing Events of Default).

8. Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment, the Loan Parties hereby release the Administrative Agent, the Lenders and each of their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

9. Reaffirmation of Guaranty. Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents.

10. Expenses. Upon demand therefor, the Loan Parties shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with or related to the negotiation, drafting, and execution of this Amendment and the transactions contemplated hereby.

11. Reference to and Effect on Credit Agreement. Except as specifically modified herein, the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent and the Lenders under any of the Loan Documents, or constitute a waiver or amendment of any provision of any of the Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Amendment shall constitute an immediate Event of Default under the Credit Agreement, and this Amendment shall constitute a Loan Document.

12. Further Assurances. The Administrative Agent, the Lenders and the Loan Parties each agree to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Amendment.

13. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

14. Miscellaneous.

(a) This Amendment shall be binding on and shall inure to the benefit of the Loan Parties, the Administrative Agent, the Lenders and their respective successors and permitted assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Loan Parties, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

(b) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(d) Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Amendment shall govern and control.

(e) This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original.

15. Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Credit Agreement and Waiver to be duly executed as of the date first above written.

LOAN PARTIES:	LCC INTERNATIONAL, INC., a Delaware corporation
By:

Name:
Title:
LCC WIRELESS SERVICES, INC., a Delaware corporation,
By:

Name:
Title:
LCC DESIGN SERVICES, L.L.C., a Delaware limited liability company,
By:

Name:
Title:
LCC WIRELESS DESIGN SERVICES, L.L.C., a Delaware limited liability company,
By:

Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By:

Name:
Title:
LENDER:	BANK OF AMERICA, N.A., as Lender
By:

Name:
Title: